Exhibit 99

Contact: Roger R. Hopkins, Chief Accounting Officer
Phone: (615) 890-9100

NHI Reports 9% Increase in Fourth Quarter Normalized FFO

MURFREESBORO, Tenn. – (February 14, 2013) National Health Investors, Inc. (NYSE:NHI) announced today its normalized Funds From Operations (“FFO”), its normalized Funds Available for Distribution ("FAD") and net income attributable to common stockholders for the three months and year ended December 31, 2012.

2012 Highlights

•	Made investments and commitments totaling $178.5 million in properties and loans primarily in private-pay senior housing assets

•	Closed on a new $320 million bank credit facility, expandable to $450 million to fund new healthcare real estate investments

•	Agreed with our largest customer to a lease extension through 2026

•	Increased the regular quarterly common dividend 5.8% year-over-year

•	Declared a $.22 per common share special dividend at year-end

Financial Results
Normalized FFO for the three months ended December 31, 2012, was $23,369,000, or $0.84 per basic and diluted common share, compared with $21,448,000, or $0.77 per basic and diluted common share, for the same period in 2011, an increase of 9.0%. Normalized FAD for the three months ended December 31, 2012, was $22,771,000 or $0.82 per basic and diluted common share, compared with $20,908,000 or $0.75 per basic and diluted common share for the same period in 2011, an increase of 8.9%. Normalized FFO and Normalized FAD for the three months ended December 31, 2012 excludes the effect on income of loan recoveries, investment gains and other adjustments totaling $9,513,000.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), for the three months ended December 31, 2012, was $32,882,000, or $1.18 per basic and diluted common share, compared with $21,038,000, or $0.76 per basic and diluted common share, for the same period in 2011. Net income attributable to common stockholders for the three months ended December 31, 2012, was $41,105,000, or $1.48 per basic and diluted common share, compared with $18,114,000, or $0.65 per basic and diluted common share, for the same period in 2011. During the three months ended December 31, 2012, we recorded a gain of $11,966,000 on the sale of an assisted living facility in New Jersey.

Normalized FFO for the year ended December 31, 2012, was $88,487,000, or $3.18 per basic and diluted common share, compared with $80,176,000, or $2.89 and $2.88 per basic and diluted common share, respectively, for the same period in 2011, an increase of 10.4%. Normalized FFO excludes the effects of investment gains, loan writedowns and recoveries and other adjustments totaling $5,601,000 in 2012, and excluded the effects of investment gains, the change in fair value of an interest rate swap agreement and other adjustments totaling $8,666,000 in 2011. Normalized FAD for the year ended December 31, 2012, was $87,599,000, or $3.15 per basic and diluted common share, compared with $80,419,000, or $2.90 and $2.89 per basic and diluted common share, respectively, for the same period in 2011, an increase of 8.9%. Normalized FAD excludes the effects of investment gains, loan recoveries and other adjustments totaling $6,564,000 in 2012, and excluded the effects of investment gains, the change in fair value of an interest rate swap agreement and other adjustments totaling $8,666,000 in 2011.

NHI Reports 9.0% Increase in Fourth Quarter Normalized FFO

February 14, 2013

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), for the year ended December 31, 2012, was $94,088,000, or $3.38 per basic and diluted common share, compared with $88,842,000, or $3.21 and $3.20 per basic and diluted common share, respectively, for the same period in 2011. Net income attributable to common stockholders for the year ended December 31, 2012, was $90,731,000, or $3.26 per basic and diluted common share, respectively, compared with net income of $81,132,000, or $2.93 and $2.92 per basic and diluted common share, for the same period in 2011.

The reconciliation of net income attributable to common stockholders to our FFO, Normalized FFO, FAD and Normalized FAD is included as tables to this press release and is filed on Form 8-K and in our Form 10-K and supplemental data filed with the Securities and Exchange Commission.

2013 Guidance -
The Company currently forecasts Normalized FFO for 2013 from $3.30 to $3.38 per diluted common share. The Company's guidance range for the full year 2013 for Normalized FFO per share, with underlying assumptions and timing of certain transactions, is set forth and reconciled below:

	Full-Year 2013 Range
	Low	High
Net income per diluted share attributable to common stockholders	$2.76	$2.81
Plus: Real estate depreciation	.54	.57
Normalized FFO per diluted common share	$3.30	$3.38

The Company's guidance range reflects the existence of volatile economic conditions, but does not assume any material deterioration in tenant credit quality and/or performance of its portfolio. The guidance is based on a number of assumptions, many of which are outside the Company's control and all of which are subject to change. The low end of our guidance range assumes a baseline from the fourth quarter 2012, the timing for terming out debt on our credit facility and assuming 3% growth from our Bickford joint venture. On the top end of that range, we are adding in assumptions for investment activity and a 6% growth from our Bickford joint venture. The Company expects to make new investments in health care real estate during 2013 that meet its underwriting criteria and where the spreads over its cost of capital generates sufficient returns to its shareholders. These new investments are expected to be funded by the Company's liquid investments and by short-term and long-term debt financing. The Company's guidance may change if actual results vary from these assumptions.

Investor Conference Call and Webcast
NHI will host a conference call on Friday, February 15, 2013, at 1 p.m. ET, to discuss fourth quarter results. The number to call for this interactive teleconference is (212) 231-2902 with the confirmation number, 21645930. The live broadcast of NHI's quarterly conference call will be available online at www.nhireit.com. The online replay will follow shortly after the call and continue for approximately 90 days.

National Health Investors, Inc. is a healthcare real estate investment trust that specializes in the financing of healthcare real estate by purchase and leaseback transactions, RIDEA transactions, and mortgage loans. NHI's investments involve skilled nursing facilities, assisted living facilities, independent living facilities, medical office buildings, and hospitals. The common stock of the company trades on the New York Stock Exchange with the symbol NHI. Additional information about NHI, including its most recent press releases, may be obtained on NHI's web site at www.nhireit.com.

Statements in this press release that are not historical facts are forward-looking statements. NHI cautions investors that any forward-looking statements may involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI's judgment as of the date of this release. Investors are urged to carefully review and consider the various disclosures made by NHI in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information disclosed in NHI's Annual Report on Form 10-K for the most recently ended fiscal year. Copies of these filings are available at no cost on the SEC's web site at www.sec.gov or on NHI's web site at www.nhireit.com.

NHI Reports 9.0% Increase in Fourth Quarter Normalized FFO

February 14, 2013

Reconciliation of Funds From Operations and Normalized Funds From Operations(1)(2)
(in thousands, except share and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net income attributable to common stockholders	$41,105	$18,114	$90,731	$81,132
Elimination of certain non-cash items in net income:
Real estate depreciation in continuing operations	3,712	2,823	14,989	10,615
Real estate depreciation related to noncontrolling interest	(68)	—	(68)	—
Real estate depreciation in discontinued operations	99	101	402	443
Net gain on sales of real estate	(11,966)	—	(11,966)	(3,348)
Funds from operations	$32,882	$21,038	$94,088	$88,842
Investment and other gains	(4,730)	—	(4,760)	(9,899)
Loan write-downs (recoveries), net	(4,495)	—	(2,195)	(99)
Non-cash write-off of straight-line rent receivable	—	—	963	—
Write-offs and expenses due to early lease termination	—	—	297	—
Change in fair value of interest rate swap agreement	—	275	—	1,197
Legal settlements	—	—	365	—
Other items	(288)	135	(271)	135
Normalized FFO	$23,369	$21,448	$88,487	$80,176

BASIC
Weighted average common shares outstanding	27,848,002	27,741,961	27,811,813	27,719,096
FFO per common share	$1.18	$.76	$3.38	$3.21
Normalized FFO per common share	$.84	$.77	$3.18	$2.89

DILUTED
Weighted average common shares outstanding	27,868,245	27,784,915	27,838,720	27,792,592
FFO per common share	$1.18	$.76	$3.38	$3.20
Normalized FFO per common share	$.84	$.77	$3.18	$2.88

(1) Management believes that funds from operations (FFO) is an important supplemental measure of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative, and should be supplemented with a measure such as FFO. The term FFO was designed by the real estate investment trust industry to address this issue. Our measure may not be comparable to similarly titled measures used by other REITs. Consequently, our funds from operations may not provide a meaningful measure of our performance as compared to that of other REITs. Since other REITs may not use our definition of FFO, caution should be exercised when comparing our Company’s FFO to that of other REITs. FFO does not represent cash generated from operating activities in accordance with GAAP (funds from operations does not include changes in operating assets and liabilities) and therefore should not be considered an alternative to net earnings as an indication of operating performance, or to net cash flow from operating activities as determined by GAAP in the United States, as a measure of liquidity and is not necessarily indicative of cash available to fund cash needs.

(2) Normalized FFO excludes from FFO certain items which, due to their infrequent or unpredictable nature, may create some difficulty in comparing FFO for the current period to similar prior periods, and may include, but are not limited to, impairment of assets, gains and losses attributable to the acquisition and disposition of assets and liabilities, recoveries of previous write-downs, and changes in the fair value of interest rate swap agreements.

NHI Reports 9.0% Increase in Fourth Quarter Normalized FFO

February 14, 2013

Reconciliation of Funds Available for Distribution and Normalized Funds Available for Distribution(1)(2)
(in thousands, except share and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net income attributable to common stockholders	$41,105	$18,114	$90,731	$81,132
Elimination of certain non-cash items in net income:
Depreciation in continuing operations	4,229	3,124	16,579	11,549
Depreciation related to noncontrolling interest	(87)	—	(87)	—
Depreciation in discontinued operations	99	101	402	443
Net gain on sales of real estate	(11,966)	—	(11,966)	(3,348)
Straight-line lease revenue, net	(1,340)	(1,016)	(3,664)	(3,778)
Non-cash stock based compensation	244	175	2,168	3,087
Funds available for distribution	$32,284	$20,498	$94,163	$89,085
Investment and other gains	(4,730)	—	(4,760)	(9,899)
Loan write-downs (recoveries), net	(4,495)	—	(2,195)	(99)
Write-offs and expenses due to early lease termination	—	—	297	—
Change in fair value of interest rate swap agreement	—	275	—	1,197
Legal settlements	—	—	365	—
Other items	(288)	135	(271)	135
Normalized FAD	$22,771	$20,908	$87,599	$80,419

BASIC
Weighted average common shares outstanding	27,848,002	27,741,961	27,811,813	27,719,096
FAD per common share	$1.16	$.74	$3.39	$3.21
Normalized FAD per common share	$.82	$.75	$3.15	$2.90

DILUTED
Weighted average common shares outstanding	27,868,245	27,784,915	27,838,720	27,792,592
FAD per common share	$1.16	$.74	$3.38	$3.21
Normalized FAD per common share	$.82	$.75	$3.15	$2.89

(1) Management believes that FAD and normalized FAD are important supplemental measures of a REIT’s net earnings available to common stockholders. Since other REITs may not use our definition of FAD; caution should be exercised when comparing our Company’s FAD to that of other REITs. FAD in and of itself does not represent cash generated from operating activities in accordance with GAAP (FAD does not include changes in operating assets and liabilities) and therefore should not be considered an alternative to net earnings as an indication of operating performance, or to net cash flow from operating activities as determined by GAAP as a measure of liquidity, and is not necessarily indicative of cash available to fund cash needs.

(2) Normalized FAD excludes from FAD certain items which, due to their infrequent or unpredictable nature, may create some difficulty in comparing FAD for the current period to similar prior periods, and may include, but are not limited to, impairment of assets, gains and losses attributable to the acquisition and disposition of assets and liabilities, recoveries of previous write-downs, and changes in the fair value of interest rate swap agreements.

NHI Reports 9.0% Increase in Fourth Quarter Normalized FFO

February 14, 2013

Condensed Statements of Income
(in thousands, except share and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Revenues:
Rental income	$23,783	$19,833	$85,115	$76,078
Mortgage interest income	1,997	1,733	7,426	6,652
Investment income and other	1,039	1,052	4,412	4,483
	26,819	22,618	96,953	87,213
Expenses:
Depreciation	4,229	3,124	16,579	11,549
Interest expense	1,316	1,219	3,492	3,848
Legal expense	342	111	766	559
Franchise, excise and other taxes	145	194	771	837
General and administrative	1,780	1,218	7,799	7,588
Loan and realty recoveries	(4,495)	—	(2,195)	(99)
	3,317	5,866	27,212	24,282
Income before unconsolidated entity, gains on sales of marketable
securities, discontinued operations and noncontrolling interest	23,502	16,752	69,741	62,931
Income from unconsolidated entity	45	—	45	—
Gains on sales of marketable securities	4,759	294	4,877	10,261
Income from continuing operations	28,306	17,046	74,663	73,192
Discontinued operations
Income from operations - discontinued	1,000	1,068	4,269	4,592
Gain on sale of real estate	11,966	—	11,966	3,348
Income from discontinued operations	12,966	1,068	16,235	7,940
Net income	41,272	18,114	90,898	81,132
Net income attributable to noncontrolling interest	(167)	—	(167)	—
Net income attributable to common stockholders	$41,105	$18,114	$90,731	$81,132

Weighted average common shares outstanding:
Basic	27,848,002	27,741,961	27,811,813	27,719,096
Diluted	27,868,245	27,784,915	27,838,720	27,792,592

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$1.01	$.61	$2.68	$2.64
Discontinued operations	.47	.04	0.58	0.29
Net income attributable to common stockholders	$1.48	$.65	$3.26	$2.93

Diluted:
Income from continuing operations attributable to common stockholders	$1.01	$.61	$2.68	$2.63
Discontinued operations	.47	.04	0.58	0.29
Net income attributable to common stockholders	$1.48	$.65	$3.26	$2.92

Regular dividends declared per common share	$0.67	$0.65	$2.64	$2.50

NHI Reports 9.0% Increase in Fourth Quarter Normalized FFO

February 14, 2013

Selected Balance Sheet Data
(in thousands)
	December 31, 2012	December 31, 2011
	(unaudited)
Real estate properties, net	$535,390	$394,795
Mortgages receivable, net	84,250	78,672
Investment in preferred stock, at cost	38,132	38,132
Cash and cash equivalents	9,172	15,886
Marketable securities	12,884	11,364
Assets held for sale, net	1,611	29,381
Debt	203,250	97,300
National Health Investors Stockholders' equity	457,182	443,485